UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: October 22, 1997

                                 QPQ CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    FLORIDA                         1-12350                      65-0611607
----------------                 -------------                ---------------
(State or other                  (Commission                  (IRS Employer
jurisdiction of                   File Number)                 Identification
incorporation)                                                 Number)

                           7777 Glades Road, Suite 211
                            Boca Raton, Florida 33434
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:   561-470-6005

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 2.     Acquisition or Disposition of Assets.

      On October 8, 1997 QPQ Corporation, a Florida corporation (the "Company") acquired 100% of the issued and outstanding stock of Lator International, Inc. ("Lator") from unaffiliated third parties in exchange for up to 300,000 shares of the Company's Series A Preferred Stock in a private transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. Lator was formed to acquire and operate companies in the environmental resource industry. The designations, rights and preferences of the Series A Preferred Stock provide that the shares (a) have full voting rights, share for share, with the then outstanding Common Stock of the Company as well as any other series of preferred stock then outstanding, (b) are each convertible at any time and time to time at the option of the holder into five
(5) shares of Common Stock, (c) are redeemable at any time at the sole option of the Company at a redemption price to be negotiated by the parties, (d) pay dividends at the sole discretion of the Company's Board of Directors, and (e) in the event of a liquidation or winding up of the Company, carry a liquidation preference equal to par value, without interest. Pursuant to the terms of the transaction, 12,000 shares of the Series A Preferred Stock have been deposited in escrow pending the consummation of a pending transaction between Lator and a third party. In the event such transaction does not close prior to December 31, 1997, the 12,000 shares of Series A Preferred Stock will not be issued and the Company and exchanging shareholders of Lator amd the Company will mutually agree upon a number of shares of Series A Preferred Stock to be returned to the Company. See Item 7 (c) Financial Statements and Exhibits. At the present time, there are not sufficient authorized but unissued shares of the Company's Common Stock available to accommodate the conversion of all 288,000 shares of issued and outstanding Series A Preferred Stock. The proxy statement for the Company's upcoming annual meeting of shareholders will contain a proposal to increase the number of authorized shares of the Company's Common Stock.


      The  calculation  of  the  consideration   paid  by  the  Company  in  the
acquisition of Lator was based upon negotiated terms with the primary party of the unaffiliated third parties in an arms length transaction.

Item 5.     Other Events.

      On October 10, 1997 Robert S. Claire was elected to the Company's Board of Directors and to the Audit Committee of the Board. Since 1989 Mr. Claire, 38 and an attorney, has been a partner in the Law Firm of Selman & Claire, Boca Raton, Florida, where he specializes in real estate, corporate and business law, estate and financial planning, probate and civil litigation. Prior to entering private








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practice  in 1986,  from 1984 until  1986 Mr.  Claire,  who is also a  certified public accountant, was an associate with Leonard G. Birnbaum & Company, a national accounting firm, where he managed its Mountain View, California office rendering management consulting services to small and large companies doing business with the Federal government. Mr. Claire is a member of the Florida Bar, American Bar Association and American Institute of Certified Public Accountants. He received a B.S. in Accounting from Seton Hall University, Cum Laude, in 1981 and a J.D. from Nova University School of Law in 1984.

      The Company has granted an aggregate of 327,667 stock options under its 1997 Stock Option Plan. Such options, which had an exercise price of $.50 per share, have been subsequently exercised.

      As previously disclosed, on May 27, 1997 the Company received a letter from the staff of The Nasdaq Stock Market, Inc. ("Nasdaq") concerning the continued inclusion of its shares of Common Stock on The Nasdaq SmallCap Market, citing the Company's failure to maintain a closing bid price of at least $1.00 as well as its failure to meet certain alternative criteria related to capital surplus. On August 8, 1997 the Company declared a 1 for 20 reverse stock split in an effort to meet the minimum Nasdaq bid price for its Common Stock. Subsequent to the declared split, the Company's Common Stock did not maintain the minimum bid price of $1.00 as required by Nasdaq. Subsequent thereto, on August 20, 1997 the staff of Nasdaq notified the Company that the Company did not meet the total assets requirement for The Nasdaq SmallCap Market. On October 2, 1997 the Company submitted a plan to Nasdaq setting forth the actions the Company would undertake to bring it in full compliance with the listing requirements for The Nasdaq SmallCap Market, which plan included the 1 for 3 reverse stock split effected by the Company on October 9, 1997, the closing of the acquisition of the stock of Lator as described above as well as the closing of the pending acquisition of the assets of Replogle Enterprises, LLC. ("Replogle") as previously disclosed. Subsequent to such stock split, the Company has maintained the minimum bid price on its Common Stock of at least $1.00; however, the Company remains in non-compliance with other Nasdaq inclusion criteria pending the closing of its proposed acquisition of the assets of Replogle. On October 16, 1997 the Company attended an oral hearing before the Nasdaq Qualifications Hearing Panel regarding the Company's proposed plan and at the conclusion of such hearing the Panel members advised the Company a written ruling as to the Panel's decision regarding the continued listing of the Company's Common Stock would be forthcoming. Management is uncertain as to the likelihood of the continued inclusion of the Company's Common Stock on The Nasdaq SmallCap Market. In the event the Company's Common Stock is not approved









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for continued  listing on The Nasdaq  SmallCap Market pending the time necessary to conclude the Replogle acquisition and otherwise bring the Company within full compliance of all listing standards, the Company's Common Stock would then be traded on the NASD OTC Bulletin Board.

Item 7.     Financial Statements and Exhibits.

            (a) Financial Statements of Businesses Acquired.

                  The financial statements for Lator will be provided under amendment to this Report within the time prescribed by the applicable rules.

            (b)   Pro forma Financial Information.

                  Proforma   financial   information   will  be  provided  under
amendment to this Report within the time prescribed by the applicable rules.

            (c)   Exhibits.

NO.                                 DESCRIPTION
---                                 -----------

3(i) Articles of Amendment to the Articles of Incorporation of QPQ Corporation setting forth the designations, rights and preferences of the Series A Preferred Stock.

10.1 Agreement and Plan of Reorganization dated October 8, 1997 by and between QPQ Corporation and Darren Apel, Dr. Roy Bresky and Louis Zanette, the Shareholders of Lator International, Inc.

10.2                    Escrow Agreement dated October 8, 1997.
























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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 22, 1997                    By: /S/ C. Lawrence Rutstein
                                              ------------------------
                                                C. Lawrence Rutstein,
                                                President








































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